UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KOKOS GROUP INC.
(Exact name of registrant as specified in its charter)

NEVADA	2086	81-3433108
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One World Trade Center 121 Southwest Salmon Street, Suite 1100 Portland, Oregon, 97204 Telephone: (503) 471-1332
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

State Agent & Transfer Syndicate, Inc. 112 North Curry Street, Carson City, Nevada, 89703-4934 Telephone: (775) 882-1013
(Name, address, including zip code, and telephone number, including area code, of agent for service)

The proposed date of sale will be as soon as practical after this Registration Statement becomes effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	5,000,000	$0.03	$150,000	$17.39
Total	5,000,000	$0.03	$150,000	$17.39

_________

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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PROSPECTUS

SUBJECT TO COMPLETION

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement of which this prospectus forms a part is declared effective by the SEC. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The date of this prospectus is ________________, 2016.

KOKOS GROUP INC.

5,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of KOKOS Group Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.03 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Jeoffrey Baterina, will attempt to sell the shares. This prospectus will permit our President and Chief Executive Officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Baterina will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.03 per share for a period of one hundred and twenty (120) days from the effective date of this prospectus.

	Offering Price Per Share	Commissions	Net Proceeds to Company if 100% of shares Sold	Net Proceeds to Company if 75% of shares Sold	Net Proceeds to Company if 50% of shares Sold	Net Proceeds to Company if 25% of shares Sold
Common Stock	$0.03	Not applicable	$139,733	$102,233	$64,733	$27,233
Total	$0.03	Not applicable	$139,733	$102,233	$64,733	$27,233

KOKOS Group Inc. is early stage Company and currently has no operations. The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for KOKOS Group Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not have a market maker who has agreed to file such an application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the Company.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THROUGH 11 BEFORE BUYING ANY SHARES OF KOKOS GROUP INC.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETED AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

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DEALER PROSPECTUS DEVIVERLY OBLIGATION

Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

Part II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	29
INDEMNIFICATION OF DIRECTORS AND OFFICERS	29
RECENT SALES OF UNREGISTERED SECURITIES	29
EXHIBITS	30
UNDERTAKINGS	31
SIGNATURES	32

WE HAVE NOT AUTHORIZED ANY DELAER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTIN IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CUURENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” AND “OUR” REFERS TO KOKOS GROUP INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK. ALL FINANCIAL INFORMATION IS STATED IN UNITED STATES DOLLARS UNLESS OTHERWISE SPECIFIED. OUR FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPALS GENERALLY ACCEPTED IN THE UNITED STATES.

KOKOS GROUP INC.

We are an emerging growth stage company which intends to bottle, market, distribute and sell our own brand of organic coconut water, which we intend to name “Koos Coconut Water.” We currently have no product, but we intend to identify and distinguish our prospective bottled coconut water product as being pure organic, non-concentrate, no additives and sourced from the Philippines. Kokos Group Inc. was incorporated in Nevada on July 26, 2016. We intend to use the net proceeds from this offering to operate our business only until Phase I of our Plan of Operation. Being a development stage company, we have no revenues or operating history. Our principal executive offices are located at One World Trade Center, 121 Southwest Salmon Street, Suite 1100, Portland, Oregon 97204. Our phone number is (503) 471-1332.

From inception until the date of this filing, we have had no operating activities. Our financial statements from inception (July 26, 2016) through the year ended August 31, 2016 reports no revenues and a net loss of $1,339. Our independent registered public accountant has issued an audit opinion for Kokos Group Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Kokos Group Inc. anticipates that it will derive its income from the sale of its prospective bottled coconut water product. We do not anticipate earning revenues until such time as we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully assemble, construct and sell any products or services related to our planned activities.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

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THE OFFERING

Kokos Group Inc. has 10,000,000 of common stock issued and outstanding and is registering an additional 5,000,000 shares of common stock for offering to the public. The Company may endeavor to sell all 5,000,000 shares of common stock after the registration becomes effective. The price at which the Company offers these shares is fixed at $0.03 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. Kokos Group Inc. will receive all proceeds from the sale of the common stock.

The Issuer:	Kokos Group Inc.

Securities Being Offered:	5,000,000 shares of common stock

Offering Price:	$0.03 per common share

Minimum number of shares to be sold in this offering:	None

Termination of the Offering:

This offering will conclude at when all the securities offered are sold or within 120 days after the registration statement becomes effective with the Securities and Exchange Commission whichever occurs first. Kokos Group Inc. may at its discretion extend the offering for an additional 60 days . (see Plan of Distribution).

Net Proceeds:	$139,733 (one hundred and thirty-nine thousand seven hundred ant thirty-three). (The $139,733 is Net of the $10,267 registration costs.)

Use of Proceeds:	See “Use of Proceeds” and the other information in this prospectus.

Outstanding Shares of Common Stock:	There are 10,000,000 shares of common stock issued and outstanding as August 31, 2016 held solely by our President and Chief Executive Officer, and Secretary, Jeoffrey Baterina.

Terms of the offering:	The Company’s president and sole director will sell the common stock upon the effectiveness of this registration statement.

Risk Factors:

See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

You should rely only upon the information contained in this Prospectus. Kokos Group Inc. has not authorized anyone to provide you with information different from that which is contained in this Prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained herein is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from July 26, 2016 (Inception) to August 31, 2016.

Financial Summary	July 26, 2016 (inception) to August 31, 2016 ($)
Cash and Deposits	10,336
Total Assets	10,336
Total Liabilities	1,675
Total Stockholder’s Equity (Deficit)	8,661

Statement of Operations	July 26, 2016 (inception) to August 31, 2016 ($)
Total Expenses	1,339
Net Loss for the year ended August 31, 2016	1,339
Net Loss per Share	(0.00)

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY BUT HAVE NOT YET COMMENCED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on July 26, 2016, and to date have been involved primarily in organizational activities. We have not yet commenced business operations. Further, we have not yet fully developed our business plan, or our management team, nor have we targeted or assembled any real or intangible property rights. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new non-alcoholic beverage companies, generally, and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the market acceptance of a new brand of widely available product (coconut water), marketing and distribution problems and challenges, and additional costs and expenses that may exceed current estimates. Prior to time that we are ready to market and distribute our prospective Kokos Group Inc., product(s), we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO BEGIN TO IMPLEMENT OUR BUSINESS PLAN.

Our current operating funds are less than necessary to complete our intended operations of acquiring real and/or intangible property. We will need the funds from this offering to begin to operate our business only until Phase I of our Plan of Operation, which requires minimum funding of $150,000. As of August 31, 2016, we had cash in the amount of $10,336 and liabilities of $1,675. We currently do not have any operations and we have no income.

WE HAVE YET TO EARN REVENUE

We have accrued net losses of $1,339 for the period from our inception on July 26, 2016 to the period ended August 31, 2016, and have no revenues to date. There is no assurance we will ever be able to earn revenue, and in order to develop and begin to implement our business plan, we will require the funds from this offering.

OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING

We require minimum funding of approximately $150,000 to begin to implement Phase I of our business plan. This sum of funding however, is not ideal and may greatly reduce or prevent us from ever completing Phase I or II. Expenditures over the next 12 to 14 months are therefore expected to exceed the sum of both our cash on hand and amount to be raised in this offering. If we experience such a shortage of funds prior to funding during the next 12 months, we may utilize funds from Jeoffrey Baterina, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We will require $25,000 of the funds from this offering to proceed.

If we are successful in raising $25,000 of the funds from this offering, we plan to commence activities to raise the funds required for the development program. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of our development program. We plan to raise additional funding for development by way of a private debt or equity financing, but have not commenced any activities to raise such funds and have no current plans on how to raise such funds.

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THERE IS A SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN

PLS CPA, A Professional Corporation, our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Kokos Group Inc. is suitable.

WE FACE A HIGH RISK OF BUSINESS FAILURE BECAUSE WE ARE A SMALL COMPANY WITH LIMITED RESOURCES COMPARED TO OUR CURRENT AND POTENTIAL COMPETITORS AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AND INCREASE MARKET SHARE.

The coconut water industry is highly competitive with estimated sales in the United States of 1 billion dollars. We estimate that there are approximately 50 bottled coconut water brands in the United States with sales concentrated among the larger companies, especially those controlled by PepsiCo and Coca-Cola. Nearly all of our competitors are more experienced, have vastly greater financial and management resources and have more established proprietary trademarks and distribution networks than we do. On a national basis, we would compete large beverage companies, such as PepsiCo (which produces O.N.E Coconut Water), Coca-Cola (which produces Zico coconut water). Other brands include Vito CoCo (partially owned by Red Bull) Harmless Harvest, Invo Coconut Water, Taste Nirvana Coconut water and CocoZona to name a few. Competition for market share in the coconut water industry is very competitive; however, the industry does currently operate with reasonable margins. The margins also depend on a distribution network and are expected by us to increase significantly in the future from a variety of companies in the general non-alcoholic beverage industry. These and other competitors are likely to have distribution channels for their products that we do not have, which places us at a significant disadvantage.

BECAUSE OF THE UNIQUE DIFFICULTIES AND UNCERTAINTIES INHERENT IN NON-ALCOHOLIC BEVERAGE-RELATED VENTURES, WE FACE A HIGH RISK OF BUSINESS FAILURE.

You should be aware of the difficulties normally encountered by new beverage companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the plan that we intend to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to enter into an agreement with a third party bottling company to bottle our product and the development and marketing by Kokos Group Inc. (under the proposed brand-name of “Koos Coconut Water”), as well as the engagement of the services of personnel with the unique skills required to upscale our operations, and additional costs and expenses that may exceed current estimates. Our plan for the entering into an agreement with a bottling company and the engagement of the services of personnel with the unique skills required to upscale our operations requires further research and financing, therefore, any program described or planned would be developmental in nature. There is no certainty that any expenditures made in the development of the plan or any related operations, will result in the generation of a commercially viable Kokos Group Inc., coconut water product or commercial revenue. Most emerging growth-stage business projects do not result in the production of commercially viable products. Problems such as unusual or unexpected production and marketing problems and delays are common and often result in unsuccessful development efforts. If the result of our current plan does not generate viable commercial solutions, we may decide to abandon our development program for the Kokos Group Inc. coconut water product. Our ability to continue development will be dependent upon our possessing adequate capital resources when needed. If no funding is available, we may be forced to abandon our operations.

OUR BUSINESS IS SUBJECT TO MANY REGULATIONS AND NONCOMPLIANCE IS COSTLY.

The production, marketing and sale of our beverage products are subject to the rules and regulations of various federal, state and local health agencies. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or production may be stopped, thus adversely affecting our financial conditions and operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we have no way of anticipating whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have an adverse effect on our business, financial condition and results of operations.

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AS WE UNDERTAKE DEVELOPMENT OF OUR PLAN AND RELATED ACTIVITIES, WE WILL BE SUBJECT TO COMPLIANCE WITH GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED COST OF OUR DEVELOPMENT PROGRAM.

There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our development program. The amount of these costs is not known at this time as we do not know the extent of the development program that will be undertaken beyond completion of the recommended work program. If regulatory costs exceed our cash reserves we may be unable to complete our development program and have to abandon our operations.

BECAUSE OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER DOES NOT HAVE ANY FORMAL TRAINING SPECIFIC TO THE TECHNICALITIES OF BEVERAGE MARKETING AND DISTRIBUTING THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL.

Our President and Chief Executive Officer is Jeoffrey Baterina. Mr. Baterina has no direct training or experience in the beverage development, production, marketing and distribution business, and our management may not be fully aware of the specific requirements related to working within this industry. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

BECAUSE OUR CURRENT PRESIDENT AND CHIEF EXECUTIVE OFFICER HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Jeoffrey Baterina, our President and Chief Executive Officer, currently devotes approximately ten hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Baterina to our company could negatively impact our business development.

RISKS ASSOCIATED WITH THIS OFFERING

WE ARE AN “EMERGING GROWTH COMPANY” AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the Jumpstart our Business Start-ups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart our Business Start-ups Act, we will remain an “emerging growth company” until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;
•	the last day of the fiscal year following the fifth anniversary of the completion of this offering;
•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and
•	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

Under the Jumpstart Our Business Start-ups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

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THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to operate our business only until Phase I and Phase II of our Plan of Operation, which requires minimum funding of $150,000.

OUR OFFICERS AND DIRECTORS MAY HAVE A CONFLICT OF INTEREST WITH THE MINORITY SHAREHOLDERS AT SOME TIME IN THE FUTURE. SINCE THE MAJORITY OF OUR SHARES OF COMMON STOCK ARE OWNED BY OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, AND SOLE DIRECTOR, OUR OTHER STOCKHOLDERS MAY NOT BE ABLE TO INFLUENCE CONTROL OF THE COMPANY OR DECISION MAKING BY MANAGEMENT OF THE COMPANY.

Jeoffrey Baterina, our President and Chief Executive Officer, and sole Director, beneficially owns 100% of our outstanding common stock. Assuming the sale of all 5,000,000 shares in this offering, Mr. Baterina will own approximately 66.67% of all shares of common stock of the Company. The interests of Mr. Baterina may not be, at all times, the same as that of our other shareholders. Mr. Baterina is not simply a passive investor but is also an executive officer and director of the Company, and his interests as an executive may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon Mr. Baterina exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of the Company’s Board of Directors. Also, Mr. Baterina has the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets, amendments to our Articles of Incorporation and the election of directors. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

OUR SOLE OFFICER AND DIRECTOR IS CURRENTLY A NON-RESIDENT OF THE UNITED STATES THEREFORE IT MAY BE DIFFICULT FOR SHAREHOLDERS TO ENFORCE ANY JUDGEMENTS AGAINST HIM IN THE UNITED STATES.

Mr. Baterina is a citizen and resident of the Philippines. In the event that any shareholder actin was launched including a suit or judgement or other legal matters there is no assurance that Mr. Baterina will be able to appear within the jurisdiction. Additionally, it may be difficult to effect service of process within the United States against Mr. Baterina; to enforce any United States Court judgements based on civil liability provisions of the United States federal securities laws against him in the United States; to enforce in a Philippine Court judgments based on civil liability provisions of the United States federal securities laws; and, to bring an action against Mr. Baterina in a Philippine court based on civil liability provisions of the United States federal laws.

THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD AND NO ASSURANCE THAT MUST BE SOLD AND NO ASSURANCE THAT THE PROCEEDS FROM THE SALE OF SHARE WILL ALLOW THE COMPANY TO MEET ITS GOALS.

We are selling our shares on a “best efforts” basis, and there is no minimum number of shares that must be sold by us in this Offering. Similarly, there are no minimum purchase requirements. We do not have an underwriter, and no party has made a firm commitment to buy any or all of our securities. We intend to sell the shares through our President and Chief Executive Officer, who will not be separately compensated for his efforts. Even if we only raise a nominal amount of money, we will not refund any funds to you. Any money we do receive will be immediately used by us for our business purposes. Upon completion of this Offering, we intend to utilize the net proceeds to finance our business operations. While we believe that the net proceeds from the sale of all shares in this Offering will enable us to meet our business plans and enable us to operate as other than a going concern, there can be no assurance that all these goals can be achieved. Moreover if less than all of the shares are sold, management will be required to adjust its plans and allocate proceeds in a manner which it believes, in our sole discretion, will be in our best interests. It is highly likely that if not all of the shares are sold there will be a need for additional financing in the future, without which our ability to operate as other than a going concern may be jeopardized. No assurance whatsoever can be given or is made that such additional financing, if and when needed, will be available or that it can be obtained on terms favorable to us. Accordingly you may be investing in a company that does not have adequate funds to conduct its operations. If that happens, you will suffer a loss of your investment. The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the Company.

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DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have our shares of common stock quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that we will be able to find a market maker who will submit a Form 15c-211 application for us to FINRA, or that our application, if submitted, will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Kokos. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

IF WE BECOME A REPORTING ISSUER UNDER THE SECURITIES EXCHANGE ACT OF 1934, WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE, WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $10,267 cost of this registration statement to be paid from existing cash on hand. If necessary, Jeoffrey Baterina, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

We will experience substantial increases in our administrative costs after the effective date of this Prospectus. We anticipate spending additional funds on professional and administrative fees, including fees payable in connection with the filing of this registration statement, complying with reporting obligations and arranging financing for Phase I and II of our development program. Assuming we are successful in arranging financing for Phase I and Phase II of our development program, total expenditures over the next 12-14 months are therefore expected to be approximately $550,000 only $150,000 of which is the amount to be raised in this offering. If we do not raise sufficient funds to finance our operations for Phase I and II of our development program, we expect the minimum amount of such expenses to be approximately $10,267 which amount is limited to meeting our reporting obligations with the SEC.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF US.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

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FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. If less than $25,000 is raised in this offering, the Company will operate on a limited basis, meeting only its obligations to file its reports with the Securities and Exchange Commission, and seek financing. However, the Company currently has no source of additional funding, will not commence seeking additional financing until this registration statement is effective, and we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities.

GROSS PROCEEDS FROM THIS OFFERING	If 25% of Shares Sold ($37,500)	If 50% of Shares Sold ($75,000)	If 75% of Shares Sold ($112,500)	If 100% of Shares Sold ($150,000)

Less: OFFERING EXPENSES
Legal & Accounting	$8,000	$8,000	$8,000	$8,000
Printing	$250	$250	$250	$250
Transfer Agent	$2,000	$2,000	$2,000	$2,000
Registration Fee	$17	$17	$17	$17
TOTAL	$10,267	$10,267	$10,267	$10,267

OPERATIONAL EXPENSES
Business trip expenses:	$6,200	$16,500	$24,433	$38,733
Logo development:	$2,000	$3,733	$5,000	$5,000
Website development:	$5,750	$7,000	$12,000	$15,000
Presentation Materials, Office rent, Supplies and Telephone:	$4,550	$10,800	$16,800	$26,000
Initial Production Run of Water for Marketing:	$8,733	$26,700	$44,000	$55,000
TOTALS	$37,500	$75,000	$112,500	$150,000
NET PROCEEDS FROM OFFERING	$27,233	$64,733	$102,233	$139,733

The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the Company. If necessary, Jeoffrey Baterina, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process in the event that the Company depletes its current cash reserves prior to effectiveness of this registration statement, but we will require full funding to begin to implement our complete business plan.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to begin to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.03 per share which is the price purchasers of the shares must pay. This price is significantly different than the price paid by the Company’s sole director” and officer for common equity since the Company’s inception on July 26, 2016. Jeoffrey Baterina, the Company’s sole officer and director purchased 10,000,000 (ten million) common shares at a price $0.001 per share a difference of $0.029 per share lower than the price in this offering, with $10,000 in net proceeds to the Company. The 10,000,000 shares of Mr. Baterina valued at $10,000 are reflected as “Capital contributions” in the table entitled, “Existing Stockholders if all of the Shares are sold.” The purchase price for the shares in this offering, paid by purchasers of the shares, is reflected in the subsequent tables as, “Capital contributions.”

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.03
Net tangible book value per share before offering	$(0.00)
Potential gain to existing shareholders	$150,000
Net tangible book value per share after offering	$0.0089
Increase to present stockholders in net tangible book value per share after offering	$0.0089
Capital contributions	$150,000
Effective cash contribution of the Company's existing sole shareholder (1)	$10,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering held by existing stockholders	10,000,000
Percentage of ownership after offering	66.67%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.03
Dilution per share	$0.0203
Capital contributions	$150,000
Percentage of capital contributions	94.0%
Number of shares after offering held by public investors	5,000,000
Percentage of ownership after offering	33.3%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.03
Dilution per share	$0.0221
Capital contributions	$112,500
Percentage of capital contributions	92.0%
Number of shares after offering held by public investors	3,750,000
Percentage of ownership after offering	27.0%

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Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.03
Dilution per share	$0.0243
Capital contributions	$75,000
Percentage of capital contributions	88.0%
Number of shares after offering held by public investors	2,500,000
Percentage of ownership after offering	20.0%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.03
Dilution per share	$0.027
Capital contributions	$37,500
Percentage of capital contributions	79.0%
Number of shares after offering held by public investors	1,250,000
Percentage of ownership after offering	11.11%

___________

(1)	Jeoffrey Baterina, our sole shareholder (and President and Chief Executive Officer) acquired 10,000,000 shares of common stock at $0.001 per share for a total cost of $10,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

PLAN OF OPERATIONS

Our cash balance is $10,336 as of August 31, 2016. We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Jeoffrey Baterina , our President and Chief Executive Officer, Chairman of the Board of Directors, and majority holder of our common stock, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Baterina, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to develop and begin to implement our business plan, we will need the funding from this offering. We are a development stage company and have generated no revenue to date. We have sold 10,000,000 shares of common stock, at $0.001 per share for net proceeds of $10,000, to Mr. Baterina, our sole officer and director.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin selling bottled water. There is no assurance we will ever reach that stage.

Our plan of operation is divided into four phases, as follows: (I) develop a business relationship with the Philippine coconut water producer we have identified and contacted; and conclude an contract with one of the several bottler, labeler and packer we have sourced; and run an initial production for marketing purposes while we conduct marketing studies, initial promotional events, and generate interest for Kokos Group Inc., under the brand name “Koos Coconut Water”; (II) negotiate and enter into supply agreements with retail businesses, merchandisers, and distributors, (III) expand proposed operations through-out Oregon, Washington State and nationally, (IV) establish a national and possibly international distributor network and team, with possibly production facilities or multiple co-packer agreements . While we have identified both a supplier and bottler for our proposed product we do not have any signed agreements or formal commitments to obligate any identified company to supply, bottle, label and package Kokos Group’s proposed coconut water product. We have not yet commenced any production or activities.

Within the next 12 months Kokos Group Inc. intends to bottle sell the Kokos Group Inc. branded product “Koos Coconut Water” throughout Oregon, Washington State and neighboring States to large box store retailers, convenience stores, specialty health food stores, grocery chains, hotels and some non-traditional corporate business within this market.

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Our plan of operation for the twelve months following the date of this prospectus is to (i) complete Phase I of our program, which is to develop our a business relationship with the Philippine coconut water producer we have identified and conclude an contract with one of the several bottler, labeler and packer we have sourced, and run an initial production for marketing purposes while we conduct marketing studies, initial promotional events, and generate interest for Kokos Group Inc. proposed coconut water under the brand name “Koos Coconut Water”, and (ii) begin Phase II of our program, which is negotiate and enter into supply agreements with retail businesses, merchandisers, and distributors. In order to execute Phases I and II of our development program as outlined below, we anticipate spending $550,000 on program development, professional and administrative fees, including fees payable in connection with the filing of this registration statement, complying with reporting obligations and arranging financing for Phases I and II of our development program. Total expenditures over the next 12 - 14 months are therefore expected to be approximately $550,000. If we experience a shortage of funds prior to funding during the next 12 -14 months, we may utilize funds from Mr. Baterina, our Chairman of the Board of Directors, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We will require the funds from this offering to proceed. If we receive only nominal funds from this offering, we plan to operate on a limited basis for the limited purpose of meeting our reporting obligations to the Securities and Exchange Commission. No such plan exists at this time in case of such contingency, and we cannot guarantee we would be able to raise additional funding if only nominal funding is obtained from this offering.

If we are successful in raising the funds from this offering, we plan to commence activities to raise the $400,000 in funds required for Phase II of the development program in December of 2017. We expect this phase to take 120 - 180 days to complete and an additional 9 to 12 months for distribution networks and market acceptance. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities on Phase I and or II of the development program since we currently have no plan in place to raise these funds. We plan to raise the additional funding for Phase I and Phase II by way of a private debt or equity financing, but have not commenced any activities to raise such funds.

The above program costs are management’s estimates and the actual project costs may exceed our estimates. To date, we have not commenced with any activities or operations of any phase of our development program.

Following Phase I of the development program, if it proves successful, in that the company is actively labeling, packaging, bottling its prospective Kokos Group Inc. product, and initial market research and event activities are completed, we intend to finance Phase II of our development program. Phase II is to negotiate and enter into supply agreements with retail businesses, merchandisers, and distributors which will initiate our revenues. The estimated cost of Phase II is $400,000 and is anticipated take approximately 6 to 9 months to complete. As with Phase I, we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities on Phase II of our development program. We plan to raise the additional funding for Phase II by way of a private debt or equity financing, but have not commenced any activities to raise such funds.

Following Phase II of the development program, if it proves successful, in that we successfully negotiate and enter into supply agreements with retail businesses, merchandisers, and distributors, we intend to proceed with Phase III of our development program if we are able to raise the funds necessary. Phase III is to will be a point at which our sales will have reached critical mass and our contracts and commitments will require the company carrying significant inventory to meet production and supply ratios on a domestic level, in addition, we would expand operations throughout Oregon and Washington State and nationally, which increases the marketing costs and management of the various distribution channels. The estimated cost of Phase III is between $1,000,000 and $1,500,000 dependent on the number of agreements and required inventory, and is estimated to take approximately 12 months to complete. As with Phases I and II, we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities on Phase III of the development program, and we have no current plans on how to raise the additional funding.

Subject to financing, we anticipate commencing Phase III of our development program in July 2018, depending on whether Phase II proves successful in negotiating and entering into supply agreements with retail businesses, merchandisers, and distributors. As with Phases I and II, we will require additional funding to proceed with Phase III, we have no current plans on how to raise the additional funding, though we believe that if we must first successfully negotiate and enter into supply agreements with retail businesses, merchandisers, and distributors, as planned for Phase III, in order to successfully commence financing activities for Phase IV, which is to establish a national and possibly international distributor network and team, with possibly production facilities or multiple co-packer agreements.

We estimate Phase IV to take 2 to 3 years to complete, subject to financing, and to cost inventory and commitments to co-packers aside from those we have established in Nevada which we believe to be cash-flow requirements of between $2,000,000 and $5,000,000 for operations. As with Phases I, II, and III, we will require additional funding to proceed with Phase IV, and we have no current plans on how to raise the additional funding.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an early stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in our development program, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must raise substantial funds to (I) run an initial production for our proposed product; and for marketing purposes while we conduct marketing studies, initial promotional events, and generate interest for Kokos Group Inc., proposed brand name of Koos Coconut Water., (II) negotiate and enter into supply agreements with retail and commercial businesses, merchandisers, and distributors, (III) expand operations through-out Oregon and Washington State and surrounding states and nationally, (IV) establish a national and possibly international distributor network and team, with possibly production facilities or multiple co-packer agreements. We are seeking funding from this offering to provide the capital required legal and accounting services and for administrative expenses related to operations while arranging for financing for Phase I of our business plan. We believe that the funds from this offering will allow us to operate for one year, without completing any phase of our business plan.

We have no assurance that future financing will materialize. If that financing is not available to use for the first phase of our development program we may be unable to continue.

LIQUIDITY AND CAPITAL RESOURCES

To meet part our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

Jeoffrey Baterina, our President and Chairman of the Board of Directors and holder of a majority or of our common stock, has agreed to advance funds as needed until the offering is completed or failed. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We have not carried out any work on any phase of our development plan and have incurred no development costs.

On July 26, 2016, the Company issued 10,000,000 common shares @ $0.001 per share to Mr. Jeoffrey Baterina, the sole director and President of the Company for net proceeds of $10,000.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements present the balance sheet, statements of operations, stockholders’ equity (deficit) and cash flows of the Company. These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

USE OF ESTIMATES

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

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INCOME TAXES

Kokos Group Inc. follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

FAIR VALUE OF FINANCIAL INSTRUMENTS

All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practical the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

 PER SHARE INFORMATION

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

DESCRIPTION OF BUSINESS

ORGANIZATION SINCE JULY, 2016

Kokos Group Inc. was incorporated on July 26, 2016 under the laws of the State of Nevada. Jeoffrey Baterina has served as President and Chief Executive Officer, and Secretary of our company from July 26, 2016 to the current date. No person other than Mr. Baterina has acted as a promoter of Kokos Group Inc. since our inception. Other than a the 10,000,000 common shares issued by the Company to Mr. Baterina at a purchase price of $0.001 per share for net proceeds to the Company of $10,000, no other shares have been issued by the Company.

IN GENERAL

We are an early stage company with the intention to engage in the business of the production, distribution and marketing of bottled organic coconut water from bulk coconut water sourced from the Philippine and bottled in the United States. We currently have no product, but plan on developing our first bottled coconut water product under the brand name “Koos Coconut Water”.

Coconut water contains a unique combination of B vitamins, vitamin C., micronutrients, and phyto-hormones that are exceptionally beneficial to your health. A scientific review of pure organic coconut water with no additives shows that it can help to prevent heart attacks; lower high blood pressure, has anti-aging effects, and fights free radicals to help prevent cancer. Our primary business objective is to produce, distribute and market and sell our core planned product organic coconut water under the brand name Koos Coconut Water, which is pure organic coconut water, with no additives.

There is no need for the Company to purchase or otherwise obtain special equipment to manufacture, bottle, and label or pack its Kokos Group Inc. proposed coconut water product. The Company plans to manufacture, bottle, label and pack its proposed Koos Coconut Water product under its as yet to be negotiate with a co-packing companies, which has all such equipment. The Kokos Group Inc. plans to sell its proposed coconut water product in the following bottle sizes: 8oz and 16oz.

During the next 12 months, Kokos Group Inc. intends on developing the Kokos Group Inc. proposed product and, once such product is developed and exists, we will begin attempting to distribute, market and sell the Kokos Group Inc. proposed product under the brand name of Koos Coconut Water throughout Oregon, Washington State and neighboring States to large box store retailers, convenience stores, specialty health food stores, grocery chains, hotels and some non-traditional corporate business within this market. We have identified a bulk coconut organic water supplier from the Philippines that has a storage facility in Eugene, Oregon. Therefore the pacific northwest of the United States is the ideal location to market the initial business and proposed product.

We have not earned any revenues to date. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

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There is the likelihood that we may never be able to import the bulk coconut water we require, and design, bottle, market, brand, sell, and produce our proposed product or, operate or own or have access to a negative ion processing and water bottling plant that produces commercially viable quantities of water. We are presently in the early development stage of our business and we can provide no assurance that we will be able to import bulk coconut water and then design, bottle, market, brand, sell, and produce our proposed coconut water or, have access to a co-packer(s) who will bottle and process our proposed product. Further development and market research is required before a final determination can be made as to whether our proposed organic coconut water with the product name Koos Coconut Water would be commercially viable. If our company is not capable of building a market for our proposed product or import commercially viable quantities of organic coconut water, all funds that we spend on development will be lost.

DEVELOPMENT OF THE KOKOS GROUP INC. BRAND AND MARKET

Our primary business objective is to produce, market, and sell our core proposed product, under the brand name “Koos Coconut Water”, which is pure organic, no additives, coconut water.

We intend to build a close business relationship and enter into a Working Agreement with a proposed coconut water supplier in the Philippines and a United States base co-packer for our proposed product. We have not entered into any agreements with any suppliers or co-packer to provide organic coconut water or to bottle, label and package the Kokos Group Inc. proposed product for the Company, we have not yet commenced any production or activities.

The coconut water we intend to use in our proposed product “Koos Coconut Water” is harvested from young organic coconuts, sourced from the Philippines. Mature coconut water while cheaper are lacking in nutrients and does not taste the same. We intend to import the coconut water in bulk to the United States and have a US based co-packer bottle our proposed coconut water.

DEVELOPMENT PROGRAM AND ESTIMATED COST

Phase	Development Program	Cost	Status

Phase I	Build business relationship with a Philippine organic coconut water supplier and a USA based co-packer, and run an initial production for marketing purposes while we conduct marketing studies, initial promotional events, and generate interest for Kokos Group Inc. under the brand name “Koos Coconut Water”.	$150,000

Expected to be completed in July 2017 (dependent on establishing relationships with a coconut water supplier and a co-packer pricing and market reaction by securing letters of intent or supply agreements) (3)

Phase II	Negotiate and enter into supply agreements with retail, commercial businesses, merchandisers, and distributors,	$400,000	Expected to be completed in December 2017, as much of the initial agreements and intent runs concurrent with Phase I. (4)

Phase III	Expand operations through-out Oregon, Washington State and nationally.	$1,000,000 to $1,500,000 (1)	Expected to be completed by September 2018. (5)

Phase IV	Establish a national and possibly international distributor network and team, with multiple co-packer agreements.	$2,000,000 to $5,000,000 (2)	Expected to be completed between 2018 and 2021. (6)

__________

(1)	Depending on terms and conditions of distribution and purchase agreements in Oregon, Washington State and select territories.

(2)	Depending on terms and conditions of distribution and purchase agreements on a national and international level.

(3)	Assumes the Company successfully completes a financing of $150,000. The expected time to complete this phase has been established arbitrarily by the Company.

(4)	Assumes the Company successfully completes a financing of $400,000. The expected time to complete this phase has been established arbitrarily by the Company.

(5)	Assumes the Company successfully completes a financing of $1,000,000 to $1,500,000. The expected time to complete this phase has been established arbitrarily by the Company.

(6)	Assumes the Company successfully completes a financing of $2,000,000 to $5,000,000. The expected time to complete this phase has been established arbitrarily by the Company.

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The time expected to complete Phase I, in July 2017, was determined, generally speaking, by the Company assessing the time it will take to enter into a Working Agreement with both a Philippine organic coconut supplier and United States base co-packer for our proposed coconut water product, and the belief of the Company that it can privately raise $150,000 by July 2017. The Company is aware that it may not commence activities to privately sell securities until this offering is completed, and as such, currently has not tested market acceptance of its business with a plan of financing or agreement with any person to sell debt or equity securities for $150,000.

The time expected to complete Phase II, in December 2017, was determined, generally speaking, by the Company assessing the time it will take to enter into a Working Agreement with both a Philippine organic coconut supplier and United States base co-packer for our proposed coconut water product, and the research done by Mr. Jeoffrey Baterina , the President, Chairman and sole shareholder of the Company to promote the business of the Company and the belief of the Company that it can privately raise $400,000 by December 2017. The Company is aware that it may not commence activities to privately sell securities until this offering is completed, and as such, currently has not tested market acceptance of its business with a plan of financing or agreement with any person to sell debt or equity securities for $400,000.

The time expected to complete Phase II, is by December 2017, was determined, generally speaking, by the Company assessing the time it will take to enter into the Working Agreement proposed coconut water supplier in the Philippines and a United States base co-packer bottler and the research done by Mr. Baterina, the President, Chairman and only shareholder of the Company, to negotiate and promote the business of the Company and the access of bulk coconut water within the Philippines., and the belief of the Company that it can privately raise $400,000 by December 2017, assuming that Phase 1 is successfully completed. The Company is aware that it may not commence activities to privately sell securities until this offering is completed, and as such, currently has not tested market acceptance of its business with a plan of financing or agreement with any person to sell debt or equity securities for $400,000.

The time expected to complete Phase III, is by September 2018, was determined, generally speaking, by the Company generally assessing the cost of purchasing and bottling coconut water with proposed co-packers, and the research done by Jeoffrey Baterina, the President, Chairman and only shareholder of the Company, to promote the business of the Company based and to access distribution channels garnered by his work for large companies within the call center environment, and the belief of the Company that it can privately raise between $1,000,000 to $1,500,000 by September 2018, assuming that Phases I and II are successfully completed. The Company is aware that it may not commence activities to privately sell securities until this offering is completed, and as such, currently has not tested market acceptance of its business with a plan of financing or agreement with any person to sell debt or equity securities for $1,000,000 to $1,500,000.

The time expected to complete Phase IV, between 2018 and 2021, was determined, generally speaking, by the Company generally assessing the cost of purchasing and bottling coconut water with proposed co-packers, and the research done by Joffrey Baterina through conversations with co-packers within the United states and their general assessment of anticipated marketing costs and the ability of Jeoffrey Baterina, the President, Chairman and only shareholder of the Company, to promote the business of the Company, and the belief of the Company that it can privately raise between $2,000,000 to $5,000,000 between 2018 and 2021, assuming that Phases I, II and III are successfully completed. The Company is aware that it may not commence activities to privately sell securities until this offering is completed, and as such, currently has not tested market acceptance of its business with a plan of financing or agreement with any person to sell debt or equity securities for $2,000,000 to $5,000,000.

Coconut Water Overview

Coconut water contains a unique combination of B vitamins, vitamin C, potassium, magnesium, micro-nutrients, and phyto-hormones (plant hormones) that are exceptionally beneficial to your health. A scientific review of coconut water, published in the journal Molecules highlights some of the ways that coconut water replenishes your body: helps to prevent heart attacks, lower high blood pressure, can have anti-aging effects, fights free radicals to help prevent cancer, contains trans-zeatin (plant hormone which regulates cell division and development) which can be used to treat Alzheimer’s disease or dementia.

Coconut water is an excellent thirst quencher to beat tropical summer thirst. Because of its electrolyte composition, coconut water is also used to rehydrate the body in case of dehydration and fluid loss due to diarrhea, vomiting or excessive sweating. A good source of carbohydrates, it also helps lift your energy level. Research suggests coconut water can be used to rehydrate the body after exercise. The International Society of Sports Nutrition found that coconut water has similar positive effects as sports drinks. In addition to boosting rehydration, coconut water is also easy on the stomach and thus is used to soothe stomach troubles like indigestion, acid reflux and gastroenteritis.

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Marketing

The marketing agendas for both the domestic business and the national business segments of Kokos Group Inc. is based on the cost-effective, "Gorilla Marketing" concepts that include the following major components:

1.	Website and Social Media

The Company's proposed interactive website (both KokosGroupInc.com, and brand name of Kooscoconutwater.com have been registered by the Company). Our proposed blog will be designed to communicate with retailers, distributors and Kokos Group Inc. consumers. The content of the site will include sections and web pages devoted to each of the following: Company, Management, Product, Research, Investor Information, Press Kit, Press Releases, and Frequently Asked Questions, Blog, Contact Us. Also to be included are listings of retailers and distributors, both domestic and intestate or nationally; an online store with product and branded merchandise available for purchase with shipping available nationally; with electronic versions of the Kokos Group Inc. `s custom-published newsletter, Kokos Lifestyle, which discusses the benefits of negative ions in your life in general and the water we produce, giving new tips for living with negative ions. We also intend to have a strong presence on social media such a Facebook, Twitter, Instagram, LinkedIn, YouTube, Viber, Snapchat and Pinterest to promote and enhance the benefits of our proposed coconut water product by hiring a social media consultant/firm to assist in ensuring our proposed product is visible in this every increasing method of marketing.

2.	Point-of-Purchase (P.O.P.) Materials

Kokos Group Inc.' Sales Representatives plan to outfit many new retail stores with stacker posters, hanging mobiles (3-sided posters), bottleneck rings, window posters, Q&A tri-fold brochures, and barrel & refrigerated coolers. The Company will continue to enhance the current P.O.P. materials and will develop new promotional pieces to attract the attention of shoppers and to further promote the Kokos Group Inc. proposed products, under the brand name of “Koos Coconut Water”.

3.	Event Marketing

Kokos Group Inc. intends on sponsoring a variety of high-profile and grass roots events and activities to promote proposed product and brand awareness. In the initial model market, of Oregon and Washington State, our proposed brand “Koos Coconut Water”; Kokos Group Inc., will focus on a mix of athletic events, sporting events and community-related charity activities, as the "Official" Coconut Water of all of these events. Most of the aforementioned events would be negotiated to include product sale opportunities resulting in reduced cost to the Company based on product trade or profits earned from the sale of water in exchange for sponsorship fees charged upfront by the event.

4.	Retail Trade

Kokos Group Inc. will grow retail sales through a network of independent distributors and direct to chain opportunities with the following bottle sizes: 8oz and 16oz.We will utilize a hybrid distribution strategy so that each market will be launched with nonexclusive independent distributors focused by region and class of trade. Specifically, in each market we will pursue distributors that focus on the following classes of trade:

Natural Food Stores Gyms and Health Clubs Convenience Stores, Gas Stations, Independents retailers, restaurants, Professional Sports clubs, high schools, and colleges. We will pursue large pharmacy, hotels, professional sports clubs, drug and grocery chain relationships through distributors, brokers and direct through our own sales force depending on the conditions in each market.

5.	Domestic Marketing Plan - Retail Trade

The marketing plan for the Retail Trade business of Kokos Group Inc. proposed product will employ the goals and direction outlined previously in the Marketing Division Section. Kokos Group Inc. will promote its product through event marketing at major public venues like marathon races, outdoor concerts, sporting events and anywhere that people interested about health and wellness might gather. At these events Kokos Group Inc. will be providing samples of our proposed “Koos Coconut Water” product, informing the consumer about the benefits of organic coconut water, promoting the proposed brand name and recognition and introducing more consumers to Koos Coconut Water. These trades include individual convenience stores, health clubs, gas stations, delis, etc.

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6.	National Marketing Plan – Distributors

Initially, we plan to distribute in the Oregon, Washington State and neighboring states, where the Company maintains is offices, in Portland, Oregon. The Company currently has no agreements, arrangements or understandings with any distributors, retail or corporate stores in the Oregon and Washington State area or neighboring states.

Second, we plan to market and sell our proposed organic coconut water products to: (i) distributors who will sell our proposed coconut water products to end users under our own brands; (ii) major global drink and beverage companies, which usually sell coconut water products under their own brand or brands; and (iii) hotels, retail stores and grocery stores outside of the Oregon and Washington area(s).

Third, we plan to enter into agreements with an unidentified group of distributors independent entrepreneurs who would like to initiate the domestic marketing plan and or utilize their existing contacts to meet the same goal we would have reached and proved in Oregon and Washington. Such distributors would have either exclusive or non-exclusive rights to sell our proposed products in their respective territories. The Company has no agreements, arrangements or understandings with any distributor in place.

Last, we plan to distribute our proposed products directly to national retail accounts based on purchase order relationships. In such cases, we plan distribute to grocery, convenience, health clubs, retail drug, professional sport teams and health food establishments. To transport our products, we plan to contract with independent trucking companies to transport our products from bottling facilities and contract packers to distributors. Distributors would then sell and deliver our products directly to retail outlets, and such distributors or sub-distributors stock the retailers’ shelves with the products. Distributors would be responsible for merchandising the product at store level. We would be responsible for managing our network of distributors and the hiring of sales managers, who would be responsible for their respective specific channel of sales distribution. The Company has no agreements, arrangements or understandings with any distributor in place.

COMPETITION

Packaged coconut water is really flooding into the market. You can find it in bottles, cartons or powdered, frozen, flavored, carbonated and sweetened. With all these choices it can be confusing and difficult to know if you are choosing the best one. The Company’s product competes broadly with all beverages available to consumers. The coconut water industry is highly competitive with estimated sales in the United States of 1 billion dollars and growing. We estimate that there are approximately 50 bottled coconut water brands in the United States with sales concentrated among the larger companies, especially those controlled by PepsiCo and Coca-Cola. Nearly all of our competitors are more experienced, have vastly greater financial and management resources and have more established proprietary trademarks and distribution networks than we do. On a national basis, we would compete with large beverage companies, such as PepsiCo (which produces O.N.E Coconut Water), Coca-Cola (which produces Zico coconut water). Other brands include Vito CoCo (partially owned by Red Bull) Harmless Harvest, Invo Coconut Water, Taste Nirvana Coconut water and CocoZona to name a few competitions for market share in the coconut water industry. These and other competitors are likely to have distribution channels for their products that we do not have, which places us at a significant disadvantage. While the Company believes that it can compete favorably on differentiation providing our proposed organic non-additive coconut water, we are yet to see if we can compete in quality, merchandising and are weak with regards to, brand name recognition and loyalty, there can be no assurance that the Company and its product lines will not experience increasing competitive pressures from both traditional and new age beverage companies, many of whom have substantially greater marketing, cash, distribution, technical and other resources than the Company.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research expenditures since our incorporation.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities. In general, the operation of our business is not subject to any special regulatory requirements.

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PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our product or services. However, we must comply with FDA regulations regarding consumer beverages and labelling.

FACILITIES

We currently lease office space at Portland World Trade Center, 121 SW Salmon Street, Suite 110, Portland, Oregon 97204. Our telephone number is (503) 471-1332. Management believes the current premises are sufficient for its needs at this time.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees as of the date of this prospectus. We have no employment or other agreement with Mr. Baterina or any other person. Mr. Baterina currently devotes approximately fifteen hours per week to company matters and after receiving funding, he plans to devote as much time as the Board of Directors determines is necessary to manage the affairs of the Company. We anticipate we will conduct our business largely through consultants.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Jeoffrey C. Baterina Quinavite, Bauang La Union Philippines	29	President and Chief Executive Officer, Secretary, Treasurer and Director

Jeoffrey Baterina has served as Chairman of the Board, President and Chief Executive Officer, Secretary and Treasurer since July 26, 2016. Since June 2011 Mr. Baterina has been employed by Convergys Corporation an international call center facility in Baguio City, Philippines as Supervisor for support staff. Prior to June 2011 and starting in August of 2008 Mr. Baterina worked for other call centers as a customer service representation.

Mr. Baterina obtained a Bachelor of Science in Mechanical Engineering from Saint Louis University in Baguio City, Philippines in 2008.

Given Mr. Baterina ’s managerial, and , significant busi n ess contacts within the Philippines and the United States gained by his work with international companies , the company believes that Mr. Baterina ’s background and experience make him well suited to serve as our sole officer and director .

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

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DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Jeoffrey Baterina, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES

We have no employees. Our Chairman, President and Chief Executive Officer, Treasurer and Secretary, Jeoffrey Baterina, is an independent contractor to us and currently devotes approximately fifteen hours per week to company matters. After receiving funding pursuant to our business plan Mr. Baterina intends to devote as much time as the Board of Directors deem necessary to manage the affairs of the company.

Mr. Baterina has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limited him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

Mr. Baterina has not been convicted in any criminal proceeding nor is he subject of any currently pending criminal proceeding.

We intend to conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements in place.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President and Chief Executive Officer, and Secretary and all other executive officers (collectively, the “Named Executive Officers”) from inception on July 25, 2016 until August 31, 2016:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Jeoffrey C. Baterina, President and Chief Executive Officer, Treasurer and Secretary	July 25, 2016 to August 31, 2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

We did not pay any salaries in 2016. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein. There are no current employment agreements between the company and its officers.

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Mr. Baterina currently devotes approximately fifteen hours per week to manage the affairs of the company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company.

Director Compensation

The following table sets forth director compensation as of August 31, 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Jeoffrey Baterina	-0-	-0-	-0-	-0-	-0-	-0-	-0-

At this time, Kokos Group Inc. has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the company may enter into employment agreements with our sole officer and director or future key staff members.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Jeoffrey Baterina will not be paid for any underwriting services that he performs on our behalf with respect to this offering. There are no assets acquired or to be acquired by the Company from Mr. Baterina . There are no other promoters of this offering.

On July 26, 2016 the Company issued to Mr. Baterina 10,000,000 common shares at $0.001 per share for net proceeds to the Company of $10,000.

As of August 31, 2016, Mr. Jeoffrey Baterina had advanced funds to the Company in the amount of $1,675. The amount due to Mr. Ba terina is unsecured, non-interest bearing, payable on demand with no written terms of repayment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of August 31, 2016, by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Jeoffrey Baterina Quinavite, Bauang La Union, Philippines	10,000,000 shares of common stock (direct)	100%

__________

(1)	A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on August 31, 2016. As of August 31, 2016, there were 10,000,000 shares of our common stock issued and outstanding.

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PLAN OF DISTRIBUTION

Kokos Group Inc. has 10,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 5,000,000 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the Company.

In connection with the Company’s selling efforts in the offering, Jeoffrey Baterina will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Baterina is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Baterina will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Baterina is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Baterina will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Baterina will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Kokos Group Inc. will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Kokos Group Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Kokos Group Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

REGULATION M

Our officer and director, Jeoffrey Baterina, who will offer and sell the shares, offered hereby, is aware that he is required to comply with the provisions of Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 200,000,000 shares of common stock, with $0.001 par value per share. As of August 31, 2016, there were 10,000,000 shares of our common stock issued and outstanding that were held by one registered stockholder of record.

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COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect.

On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.

A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of Kokos Group Inc. Corp. from doing so if it cannot obtain the approval of our board of directors.

26

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such time a transfer agent is retained, Kokos Group Inc. will act as its own transfer agent.

RULE 144 AND REGISTRATION AGREEMENTS

All 10,00,000 shares of our issued and outstanding shares of our common stock are “restricted securities” under Rule 144, promulgated pursuant to the Securities Act of 1933, as amended, but none of those 10,000,000 shares can be resold under Rule 144 or are subject to any registration agreement.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering Nor was any such person connected with Kokos Group Inc. Corp as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

27

EXPERTS

Befumo & Schaeffer, PLLC, 1629 K Street, NW Suite 300, Washington, DC 20006 has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus. Telephone: (202) 669-0619; Fax: (202) 478-2900.

PLS CPA, A Professional Corp., 4725 Mercury Street, Suite 210, San Diego, CA 92111, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. PLS CPA, A Professional Corp., has presented its report with respect to our audited financial statements. Telephone: (858)722-5953; Fax: (858) 761-0341.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

The financial statements of Kokos Group Inc. Corp. for the period ended August 31, 2016, and related notes, included in this prospectus have been audited by PLS CPA, A Professional Corp., and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

28

KOKOS GROUP INC.

FINANCIAL STATEMENTS

(Audited)

August 31, 2016

F-1

PLS CPA, A PROFESSIONAL CORPORATION ◆ 4725 MERCURY STREET #210 ◆ SAN DIEGO CALIFORNIA 92111 ◆ ◆ TELEPHONE (858)722-5953 ◆ FAX (858) 761-0341 ◆ FAX (858) 764-5480 ◆ E-MAIL changgpark@gmail.com ◆

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Kokos Group Inc.

We have audited the accompanying balance sheet of Kokos Group Inc. as of August 31, 2016 and the related financial statements of operations, changes in shareholder’s equity and cash flows for the period July 26, 2016 (inception) to August 31, 2016. These financial statements are the responsibility of the Company’s management.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kokos Group Inc. as of August 31, 2016, and the results of its operation and its cash flows for the period from July 26, 2016 (inception) to August 31, 2016 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PLS CPA

PLS CPA, A Professional Corp.

September 30, 2016

San Diego, CA. 92111

F-2

KOKOS GROUP INC.

BALANCE SHEET

August 31, 2016

ASSETS

CURRENT ASSETS
Cash	$10,336

TOTAL CURRENT ASSETS	$10,336

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Due to related party (Note 4)	$1,675

TOTAL CURRENT LIABILITIES	1,675

STOCKHOLDERS’ EQUITY
Capital stock (Note 3)
Authorized
200,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
10,000,000 shares of common stock	10,000
Accumulated deficit	(1,339)

TOTAL STOCKHOLDERS’ EQUITY	8,661

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,336

Going Concern (Note 1)

The accompanying notes are an integral part of these financial statements.

F-3

KOKOS GROUP INC.

STATEMENT OF OPERATIONS

Results of operations from inception (July 26, 2016) to August 31, 2016

REVENUE	$-

EXPENSES
Office and general	$1,339
Professional fees	-

TOTAL EXPENSES	(1,339)

NET LOSS	(1,339)

BASIC NET LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF BASIC COMMON SHARES OUTSTANDING	1,000,000

The accompanying notes are an integral part of these financial statements.

F-4

KOKOS GROUP INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM July 26, 2016 (INCEPTION) TO August 31, 2016

	Common Stock		Additional	Share	Deficit Accumulated During the
	Numbe of shares	Amount	Paid-in Capital	Subscription Receivable	Development Stage	Total

Common shares issued for cash at $0.001 per share, July 26, 2016	10,000,000	$10,000	$-	$-	$-	$10,000

Net loss for the year ended August 31, 2016	-	-	-	-	(1,339)	(1,339)

Balance, August 31, 2016	10,000,000	$10,000	$-	$-	$(1,339)	$8,661

The accompanying notes are an integral part of these financial statements.

F-5

KOKOS GROUP INC.

STATEMENT OF CASH FLOWS

From July 26, 2016 (date of inception) to August 31, 2016

OPERATING ACTIVITIES
Net loss for the period	$(1,339)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase (decrease) in Accounts payables and accrued liabilities	-

NET CASH USED IN OPERATING ACTIVITIES	(1,339)

CASH FLOW FROM INVESTING ACTIVITIES	-

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds on sale of common stock	10,000
Proceeds from related parties	1,675

NET CASH PROVIDED BY FINANCING ACTIVITIES	11,675

NET INCREASE (DECREASE) IN CASH	10,336

CASH, BEGINNING	-

CASH, ENDING	$10,336

SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH FINANCING ACTIVITIES;

Cash paid during the period for:
Interest	$-

Income taxes	$-

The accompanying notes are an integral part of these financial statements.

F-6

KOKOS GROUP INC. NOTES TO FINANCIAL STATEMENTS August 31, 2016

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

KOKOS GROUP INC. was incorporated in the State of Nevada as a for-profit Company on July 26, 2016 and established a fiscal year end of August 31. The Company is organized to bottle, market, distribute and sell our own brand of coconut water, presently called “Koos Coconut Water”.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $1,339. As at August 31, 2016, the Company has a working capital of $8,661. The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. As of August 31, 2016, the Company has issued 10,000,000 founders shares at $0.001 per share for net proceeds of $10,000 to the Company. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders’ equity (deficit) and cash flows of the Company. These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Segmented Reporting

FSAB ASC 280, “Disclosure about Segments of an Enterprise and Related Information”, changed the way public companies report information about segments of their business in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services the entity provides, the material countries in which it holds assets and reports revenues and its major customers.

Comprehensive Loss

“Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at August 31, 2016, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

F-7

KOKOS GROUP INC. NOTES TO FINANCIAL STATEMENTS August 31, 2016

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial Instruments

All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practical the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Loss per Common Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at August 31, 2016 the Company had not adopted a stock option plan nor had it granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

FASB ASC 105-10, Generally Accepted Accounting Principles (Prior authoritative literature: FASB SFAS No. 165, Subsequent Events (“SFAS 165”), issued May 28, 2009), which establishes general standards of accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC 105-10 (SFAS 165) is effective for interim or annual financial periods ending after June 15, 2009. The adoption of FASB ASC 105-10 (SFAS 165) did not have a material effect on the company’s financial position or results of operations.

FASB ASC 105-10-65, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (Prior authoritative literature: FASB SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“SFAS 168”, issued June 2009), establishes the FASB Accounting Standards Codification (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP. The Codification is effective for interim and annual periods ending after September 15, 2009. The adoption of FASB ASC 105-10-65 (SFAS 168) did not have a material impact on the Company’s financial statements

F-8

KOKOS GROUP INC. NOTES TO FINANCIAL STATEMENTS August 31, 2016

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In September 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre-codification standards.

On February 24, 2010, the FASB issued guidance in the "Subsequent Events" topic of the FASC to provide updates including: (1) requiring the company to evaluate subsequent events through the date in which the financial statements are issued; (2) amending the glossary of the "Subsequent Events" topic to include the definition of "SEC filer" and exclude the definition of "Public entity"; and (3) eliminating the requirement to disclose the date through which subsequent events have been evaluated. This guidance was prospectively effective upon issuance. The adoption of this guidance did not impact the Company's results of operations of financial condition.

In June 2014, the FASB issued ASU 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation”. The guidance eliminates the definition of a development stage entity thereby removing the incremental financial reporting requirements from U.S. GAAP for development stage entities, primarily presentation of inception to date financial information. The provisions of the amendments are effective for annual reporting periods beginning after December 15, 2014, and the interim periods therein. However, early adoption is permitted. Accordingly, the Company has adopted this standard as of August 31, 2016.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – CAPITAL STOCK

The Company’s capitalization is 200,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

On July 26, 2016 the Company issued 10,000,000 common shares at $0.001 per share to the sole director and President of the Company for cash proceeds of $10,000.

As of August 31, 2016, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 4 – RELATED PARTY TRANSACTIONS

As of August 31, 2016, the Company has received $1,675 from Jeoffrey C. Baterina, the Company's President and Chief Executive Officer and Secretary. The amounts due to the related party are unsecured and non- interest-bearing with no set terms of repayment.

F-9

KOKOS GROUP INC. NOTES TO FINANCIAL STATEMENTS August 31, 2016

NOTE 5 – INCOME TAXES

Income taxes are provided in accordance with ASC 740 Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax asset and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

No provision was made for Federal Income tax.

The Company did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. The Company provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through September 30, 2016 the date the financial statements were available to be issued. Except the above disclosure, the Company has determined that there are no further events to disclose.

F-10

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Expenses (1)	Amount
SEC Registration Fee	$17.39
Legal and Accounting Fees	$8,000
Printing	$250
Transfer Agent	$2,000
TOTAL	$10,267.39

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Kokos Group Inc.’s., Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Kokos Group Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On July 26, 2016 the Company issued to Mr. Baterina 10,000,000 common shares at $0.001 per share for net proceeds to the Company of $10,000. The offer and sale was made pursuant to the exemption from registration afforded by Rule 903 (b) (3) of the Regulation S, promulgated under the Securities Act of 1933 as amended (the “Securities Act”), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where the offering restrictions were implemented.

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ITEM 16. EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation

3.2	By-Laws

3.3	Subscription Agreement

5.1	Legal Opinion with Consent

23.1	Consent of Certified Public Accountant

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A. Paragraphs (a) (1) (i) and (a) (1) (ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 15 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

31

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Quinavite, Bauang La Union, Philippines, on November 22 , 2016.

KOKOS GROUP INC.

By:	/s/ Jeoffrey C. Baterina
Jeoffrey C. Baterina
President and Director,
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the duties indicated duly authorized in the City of, Philippines, on  November 22 , 2016

KOKOS GROUP INC.

By:	/s/ Jeoffrey C. Baterina
Jeoffrey C. Baterina
President and Director,
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

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